Exhibit 99.1

JBT Corporation Receives Extension of PUSU Deadline for Proposal to Merge With Marel

Deadline extended to January 19, 2024

CHICAGO – January 5, 2024 – JBT Corporation (NYSE: JBT) (“JBT”), a leading global technology solutions provider to high-value segments of the food & beverage industry, today announced that the Financial Supervisory Authority of the Central Bank of Iceland (the “FSA”) has granted an extension to the deadline for JBT to announce its final decision on whether to make a voluntary takeover offer for all of the outstanding common stock of Marel hf. (“Marel”) (the “PUSU Deadline”) in relation to JBT’s non-binding proposal originally submitted to the Board of Directors of Marel on November 24, 2023 and subsequently revised on December 13, 2023. In accordance with Article 102 of the Icelandic Takeovers Act no. 108/2007, JBT was required to announce its intentions by no later than January 5, 2024. This announcement follows Marel’s disclosure that the FSA has extended the PUSU Deadline to January 19, 2024.

The potential merger with Marel is consistent with JBT’s strategic plan and M&A objectives of pursuing transactions with strong industrial logic and with significant synergy potential to enhance shareholder value. JBT intends to remain disciplined with respect to its pursuit of this transaction, both in terms of valuation and ensuring a strong pro forma balance sheet as well as future strategic flexibility.

The issuance of a binding offer remains subject to the approval of JBT’s Board of Directors, and there can be no assurance that any formal offer will be made as a result of these considerations.

Goldman Sachs Co LLC is acting as JBT’s financial advisor and LEX and Kirkland & Ellis LLP are serving as legal counsel.

About JBT Corporation

JBT Corporation (NYSE: JBT) is a leading global technology solutions provider to high-value segments of the food & beverage industry. JBT designs, produces, and services sophisticated products and systems for a broad range of end markets, generating roughly one-half of its annual revenue from recurring parts, service, rebuilds, and leasing operations. JBT Corporation employs approximately 5,100 people worldwide and operates sales, service, manufacturing, and sourcing operations in more than 25 countries.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the PSLRA. Forward-looking statements are information of a non-historical nature and are subject to risks and uncertainties that are beyond JBT’s ability to control. These forward-looking statements include, among others, statements relating to our business and our results of operations, a potential transaction with Marel hf and our objectives, strategies, plans, goals and targets. The factors that could cause our actual results to differ materially from expectations include but are not limited to the following factors: the risk that a transaction may not occur; fluctuations in our financial results; unanticipated delays or acceleration in our sales cycles; deterioration of economic conditions, including impacts from supply chain delays and reduced material or component availability; inflationary pressures, including increases in energy, raw material, freight, and labor costs; disruptions in the political, regulatory, economic and social conditions of the countries in which we conduct business; changes to trade regulation, quotas, duties or tariffs; risks associated with acquisitions or strategic investments; fluctuations in currency exchange rates; changes in food consumption patterns; impacts of pandemic illnesses, food borne illnesses and diseases to various agricultural products; weather conditions and natural disasters; impact of climate change and environmental protection initiatives; our ability to comply with the laws and regulations governing our U.S. government contracts; acts of terrorism or war, termination or loss of major customer contracts and risks associated with fixed-price contracts, particularly during periods of high inflation; customer sourcing initiatives; competition and innovation in our industries; difficulty in implementing our pure play food and beverage business strategy; our ability to develop and introduce new or enhanced products and services and keep pace with technological developments; difficulty in developing, preserving and protecting our intellectual property or defending claims of infringement; catastrophic loss at any of our facilities and business continuity of our information systems; cyber-security risks such as network intrusion or ransomware schemes; loss of key management and other personnel; potential liability arising out of the installation or use of our systems; our ability to comply with U.S. and international laws governing our operations and industries; increases in tax liabilities; work stoppages; fluctuations in interest rates and returns on pension assets; a systemic failure of the banking system in the United States or globally impacting our customers’ financial condition and their demand for our goods and services; availability of and access to financial and other resources; and other factors described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K filed by JBT with the Securities and Exchange Commission and in any subsequently filed Form 10-Q. JBT cautions shareholders and prospective investors that actual results may differ materially from those indicated by the forward-looking statements. JBT undertakes no obligation to publicly update or revise any forward-looking statements made by JBT or on its behalf, whether as a result of new information, future developments, subsequent events or changes in circumstances or otherwise.

Important Additional Information

This release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. If the Company issues a formal voluntary takeover offer, the Company may file with the SEC a Registration Statement on Form S-4 (the “Registration Statement”), which will contain a proxy statement/prospectus in connection with the proposed offer. STOCKHOLDERS OF THE COMPANY WILL BE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about the Company, without charge, at the SEC’s website, www.sec.gov, and on the Company’s Investor Relation’s website at https://ir.jbtc.com.

Contacts

Kedric Meredith

(312) 861-6034

kedric.meredith@jbtc.com

Marlee Spangler

(312) 861-5789

marlee.spangler@jbtc.com

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